Exhibit No. 21
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Name of Subsidiary                          State of Incorporation              Name Under Which Subsidiary
                                                                                     Does Business
--------------------------                 ---------------------------          ---------------------------
Ultra Clear Manufacturing                  British Columbia, Canada             Ultra Clear Manufacturing
                                                                                and Distribution, Ltd.

La Compagnie Ultra Clair, Inc.             Quebec, Canada                       La Compagnie Ultra Clair, Inc.
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